Exhibit 99.1
FOR IMMEDIATE RELEASE
LINN ENERGY ANNOUNCES 2005 FINANCIAL AND OPERATING RESULTS AND 2006 GUIDANCE
Pittsburgh, Pennsylvania, March 6, 2006 – Linn Energy, LLC (Nasdaq: LINE) today announced financial and operating results for the quarter and year ended December 31, 2005. Full-year 2005 highlights include:
•	Total reserves up 61% to 193.2 Bcfe, from 119.8 Bcfe in 2004

•	Total production up 54% to 4.8 Bcfe, from 3.1 Bcfe in 2004

•	Total wells up 64% to 2,114, from 1,286 in 2004

•	Annual wells drilled up 22% to 110, from 90 wells in 2004
“We are pleased to announce double-digit year-over-year growth in our reserve volumes, production volumes, total wells and drilling program,” said Michael C. Linn, President and Chief Executive Officer of Linn Energy. “We continued our acquisitions growth strategy by completing three acquisitions of natural gas properties in the Appalachian Basin for over $125 million, which added 718 producing wells. In addition, we achieved a significant milestone in January 2006 with the completion of our initial public offering. We believe our competitive strengths and the execution of our business strategy will enable us to deliver value to our unitholders.”
Fourth Quarter 2005 Results
For the fourth quarter of 2005, the Company produced approximately 1.6 Bcfe, of which approximately 97% was natural gas, representing an increase of 57% from 1.0 Bcfe for the same period in 2004. Average daily production for the quarter was 17.4 MMcfe/d, up 57% from 11.1 MMcfe/d for the fourth quarter of 2004. The increase in production was attributable to the increased levels of drilling and the acquisitions of additional wells during 2005.
Natural gas and oil revenues were $20.2 million for the fourth quarter of 2005, up 189% from $7.0 million for the same period in 2004. Additionally, the Company incurred a realized loss on natural gas derivatives of $5.6 million and $1.3 million for the fourth quarters of 2005 and 2004, respectively. The increase in revenues was driven by higher production levels and higher realized natural gas and oil prices in the fourth quarter of 2005 relative to the fourth quarter of 2004.
The weighted average realized natural gas and oil price was $8.45/Mcfe, including effects of hedges, for the fourth quarter of 2005, as compared to $5.75/Mcfe for the same period in 2004. For the fourth quarters of 2005 and 2004, Linn Energy hedged approximately 84% and 75%, respectively, of the Company’s natural gas production at weighted average prices of $7.74/Mcf and $5.49/Mcf, respectively.
Operating expenses totaled $2.2 million, or $1.39/Mcfe, for the fourth quarter of 2005, as compared to $1.1 million, or $1.06/Mcfe, for the fourth quarter of 2004. The increase in operating expenses was attributable to the increased levels of drilling and the acquisitions of additional wells during 2005.
General and administrative expenses were $1.4 million, or $0.86/Mcfe, for the fourth quarter of 2005, as compared to $0.5 million, or $0.51/Mcfe, for the fourth quarter of 2004. The increase was attributable to the Company’s rapidly growing operations and increased staffing levels to manage the additional wells drilled and acquired, and to perform the functions associated with being a public company.
Net income for the fourth quarter of 2005 was $6.9 million, up 57% from $4.4 million in the fourth quarter of 2004
Adjusted earnings before interest; income taxes; depreciation, depletion and amortization (“Adjusted EBITDA”) for the fourth quarter of 2005 was $11.6 million, up 176% from $4.2 million for the same period in 2004. “Distributable Cash Flow” for the fourth quarter of 2005 was $8.7 million, up 149% from $3.5 million for the fourth quarter of 2004. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Non-GAAP Financial Measures” in this press release.
Full-Year 2005 Results
Total reserves increased 61% to 193.2 Bcfe in 2005 from 119.8 Bcfe in 2004, with natural gas representing over 99% of reserves in both years. For the year 2005, the Company produced approximately 4.8 Bcfe, of which approximately 98% was natural gas, representing an increase of 54% from 3.1 Bcfe in 2004. The increases in reserves and production were attributable to the increased levels of drilling and the acquisitions of additional wells during 2005 and 2004.
Wells drilled increased by 22% to 110 wells in 2005 from 90 wells in 2004. The Company’s total drilling locations also increased to 905 (373 proved undeveloped locations and 532 other locations) from 696 (235 proved undeveloped locations and 461 other locations) in 2004. “We operate in the Appalachian Basin, where stable and relatively predictable geological formations allow us to increase our active drilling program while maintaining or increasing our inventory of drilling locations,” said Mr. Linn. “When we drill a proved undeveloped location, we are typically able to book additional proved undeveloped locations nearby.”
Natural gas and oil revenues were $44.6 million in 2005, up 110% from $21.2 million in 2004. Additionally, the Company incurred a realized loss on natural gas derivatives of $51.4 million and $2.2 million in 2005 and 2004, respectively, $38.3 million of which in 2005 was related to the cancellation of natural gas swaps as discussed below. The increase in revenues was driven by increased production as a result of a full year of operations from two acquisitions completed in 2004, three acquisitions completed in 2005, as well as the drilling of 110 wells during 2005 and 90 wells during 2004, and higher natural gas and oil prices during the year. During 2005, Linn Energy cancelled (before their original settlement date) a portion of out-of-the-money natural gas hedges and realized a loss of $38.3 million. The Company subsequently hedged similar volumes at higher prices. Unrealized losses on hedges were also recorded in the amounts of $24.8 million and $8.8 million in 2005 and 2004, respectively.
The weighted average realized natural gas and oil price was $6.97/Mcfe, including effects of hedges, for 2005, as compared to $6.27/Mcfe for 2004. For 2005 and 2004, Linn Energy hedged approximately 84% and 72%, respectively, of the Company’s natural gas production at weighted average prices of $6.36/Mcf and $5.32/Mcf, respectively.
Operating expenses increased to $6.8 million, or $1.41/Mcfe, in 2005 from $5.5 million, or $1.74/Mcfe, in 2004, due to the increase in the number of wells as a result of the two acquisitions completed in 2004 and the three acquisitions completed in 2005, as well as the drilling of 110 wells during 2005 and 90 wells during 2004, and increased severance and ad valorem taxes resulting from higher natural gas and oil prices during the year.
General and administrative expenses increased to $3.7 million, or $0.76/Mcfe, in 2005 from $1.6 million, or $0.51/Mcfe, in 2004. The increase is attributable to the Company’s rapidly growing operations and increasing the staffing level to manage the active drilling program and to perform the functions associated with being a public company. At December 31, 2005, the Company had 104 employees, as compared to 45 employees at December 31, 2004.
Net loss in 2005 was $56.0 million, compared to a net loss of $4.0 million in 2004, principally due to the accounting for hedging transactions as described above.
Adjusted EBITDA for 2005 was $21.8 million, up 79% from $12.2 million in 2004. Distributable Cash Flow for 2005 was $15.3 million, up 49% from $10.3 million in 2004. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measure under the heading “Explanation and Reconciliation of Non-GAAP Financial Measures” in this press release.

Guidance for 2006
See the Guidance Table included in this press release for guidance estimates for 2006. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision as the Company’s operating environment changes.
Conference Call
As previously announced, a conference call and webcast, at which management will discuss 2005 results and the outlook for 2006, is scheduled for Tuesday, March 7, 2006 at 9:00 AM Eastern Time. Prepared remarks by Michael C. Linn, President and Chief Executive Officer, and Kolja Rockov, Executive Vice President and Chief Financial Officer, will be followed by a question and answer period. Further details concerning the call are available on the internet at www.linnenergy.com. A replay of the call will also be available on the Company’s website for a seven-day period following the call.
ABOUT LINN ENERGY
Linn Energy is an independent natural gas company focused on the development and acquisition of natural gas properties in the Appalachian Basin, primarily in Pennsylvania, West Virginia, New York and Virginia. More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACT:	Kolja Rockov, EVP & CFO Linn Energy, LLC 412-440-1479
This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including as to the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas, our ability to replace reserves and efficiently develop and exploit our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
(Financial Summary Follows)

Linn Energy, LLC
Explanation and Reconciliation of Non-GAAP Financial Measures
This press release and the accompanying schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of “Adjusted EBITDA” and “Distributable Cash Flow.” The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). The non-GAAP financial measures should not be considered as alternatives to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance. Adjusted EBITDA and Distributable Cash Flow are significant performance metrics used by management to indicate (prior to the establishment of any reserves by the board of directors) the cash distributions the Company expects to pay unitholders. Specifically, these financial measures indicate to investors whether or not the Company is generating operating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Adjusted EBITDA and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to publicly-traded partnerships and limited liability companies as metrics of core profitability or to assess the financial performance of assets.
Adjusted EBITDA is defined as net income (loss) plus interest expense; depreciation, depletion and amortization; write-off of deferred financing fees; (gain) loss on sale of assets; (gain) loss from equity investment; accretion of asset retirement obligation; unrealized (gain) loss on natural gas derivatives; realized (gain) loss on cancelled natural gas derivatives; and income tax (benefit) provision. Distributable Cash Flow is defined as Adjusted EBITDA less cash interest expense.

	Three Months
	Ended		Year Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
		(in thousands)
Net income (loss)	$4,380	$6,889	$(3,978)	$(55,967)
Plus:
Interest expense	594	3,758	3,530	7,040
Depreciation, depletion and amortization	1,341	3,322	3,749	7,058
Write-off of deferred financing fees	—	—	—	364
(Gain) loss on sale of assets	22	(4)	33	39
Loss from equity investment	14	—	56	17
Accretion of asset retirement obligation	24	48	73	172
Unrealized (gain) loss on natural gas derivatives	(2,126)	(2,013)	8,765	24,776
Realized loss on cancelled natural gas derivatives	—	—	—	38,281
Income tax (benefit) provision	—	(377)	—	7

Adjusted EBITDA	$4,249	$11,623	$12,228	$21,787

Less:
Cash interest expense	(772)	(2,914)	(1,960)	(6,510)

Distributable Cash Flow	$3,477	$8,709	$10,268	$15,277

Linn Energy, LLC
Operating Statistics

	Three Months
	Ended		Year Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
Net production
Total (MMcfe)	1,019	1,599	3,133	4,839
Average daily production (MMcfe/d)	11.1	17.4	8.6	13.3

Commodity prices
Weighted average hedged natural gas price (Mcf)	$5.49	$7.74	$5.32	$6.36
Percent hedged (of total volumes)	75%	84%	72%	84%

Weighted average realized natural gas price (Mcf)	$5.71	$8.42	$6.26	$6.92
Weighted average realized oil price (Bbl)	58.00	57.82	40.78	52.41

Weighted average realized price (Mcfe)	$5.75	$8.45	$6.27	$6.97

Per unit of production data
Revenue / Mcfe	$5.75	$8.45	$6.27	$6.97

LOE and other / Mcfe	0.94	1.22	1.59	1.25
Production taxes / Mcfe	0.12	0.17	0.15	0.16

Operating expenses / Mcfe	1.06	1.39	1.74	1.41

G&A / Mcfe	0.51	0.86	0.51	0.76
Adjusted EBITDA / Mcfe	4.17	7.27	3.90	4.50
Distributable Cash Flow / Mcfe	3.41	5.45	3.28	3.16

Wells drilled
Operated wells	16	32	84	104
Non-operated wells	—	—	6	6

Total wells	16	32	90	110

Average capitalized cost per operated well (in thousands)	$211	$227	$213	$227

Linn Energy, LLC
Reserve Summary
The following tables show estimated net proved reserves, based on reserve reports prepared by Schlumberger Data and Consulting Services, an independent engineering firm:

	Year Ended
	December 31,
	2004	2005
Estimated net proved reserves
Natural gas (Bcf)	118.9	191.9
Oil (MMBbls)	0.1	0.2

Total (Bcfe)	119.8	193.2

Proved developed reserves (Bcfe)	74.4	125.2
Proved undeveloped reserves (Bcfe)	45.4	68.0

Proved developed as % of total proved reserves	62.1%	64.8%
Natural gas as % of total proved reserves	99.3%	99.3%

Standardized Measure (in millions)	$215.0	$552.1

Underlying NYMEX natural gas price (Mcf)	$6.18	$10.08
Underlying NYMEX oil price (Bbl)	43.36	57.98

Drilling locations
Proved undeveloped locations	235	373
Other locations	461	532

Total locations	696	905

Linn Energy, LLC
Consolidated Balance Sheets

	As of
	December 31,
	2004	2005
	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and equivalents	$2,188	$11,041
Receivables	4,890	16,939
Prepaid and other current assets	347	5,939

Total current assets	7,425	33,919

Natural gas and oil properties	101,682	251,379
Less: accumulated depreciation, depletion and amortization	(4,560)	(11,102)

	97,122	240,277

Property, plant and equipment	1,549	3,016
Less: accumulated depreciation	(162)	(491)

	1,387	2,525

Other assets	577	3,427

Total assets	$106,511	$280,148

Liabilities and Members’ Capital (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,027	$4,668
Subordinated term loan	—	59,501
Accrued interest	411	1,448
Other liabilities	6,615	19,424
Current portion of notes payable	58	113

Total current liabilities	10,111	85,154

Long-term liabilities:
Long-term notes payable	540	695
Other long-term liabilities	12,939	33,436
Credit facility	72,210	206,119

Total long-term liabilities	85,689	240,250

Total liabilities	95,800	325,404
Members’ capital (deficit):
Members’ capital	16,024	16,024
Accumulated earnings (loss)	(5,313)	(61,280)

	10,711	(45,256)

Total liabilities and members’ capital (deficit)	$106,511	$280,148

Linn Energy, LLC
Consolidated Statements of Operations

	Three Months
	Ended		Year Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)			(unaudited)
		(in thousands)
Revenues:
Natural gas and oil revenues	$7,026	$20,236	$21,232	$44,644
Realized loss on natural gas derivatives (1)	(1,314)	(5,596)	(2,239)	(51,417)
Unrealized gain (loss) on natural gas derivatives (2)	2,126	2,013	(8,765)	(24,776)
Natural gas marketing income	520	1,635	520	4,722
Other income	74	107	160	265

Total revenues	8,432	18,395	10,908	(26,562)

Expenses:
Operating expenses	1,083	2,223	5,460	6,841
Natural gas marketing expense	482	1,238	482	4,400
General and administrative expenses	517	1,377	1,583	3,686
Depreciation, depletion and amortization	1,341	3,322	3,749	7,058

Total expenses	3,423	8,160	11,274	21,985

Other income and (expenses):
Interest income	1	31	7	47
Interest and financing expenses	(594)	(3,758)	(3,530)	(7,040)
Loss from equity investment	(14)	—	(56)	(17)
Write-off of deferred financing fees	—	—	—	(364)
Gain (loss) on sale of assets	(22)	4	(33)	(39)

Total other income and (expenses)	(629)	(3,723)	(3,612)	(7,413)

Income (loss) before income taxes	4,380	6,512	(3,978)	(55,960)
Income tax benefit (provision)	—	377	—	(7)

Net income (loss)	$4,380	$6,889	$(3,978)	$(55,967)

(1)	Includes for the year ended December 31, 2005, cancellation (before their original settlement date) of a portion of out-of-the-money natural gas swaps, resulting in a realized loss of $38.3 million.

(2)	In each period presented, the natural gas swaps were not specifically designated as hedges under SFAS No. 133, even though they reduce our exposure to changes in natural gas prices. Therefore, the mark-to-market of these instruments was recorded in current earnings for each period presented. These amounts represent non-cash charges.

Linn Energy, LLC
Consolidated Statements of Cash Flows

	Three Months
	Ended		Year Ended
	December 31,		December 31,
	2004	2005	2004	2005
	(unaudited)		(unaudited)
		(in thousands)
Cash flow from operating activities:
Net income (loss)	$4,380	$6,889	$(3,978)	$(55,967)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion and amortization	1,341	3,322	3,749	7,058
Amortization of deferred financing fees	41	306	123	455
Write-off of deferred financing fees	—	—	—	364
Loss (gain) on sale of assets	22	(4)	33	39
Loss from equity investment	14	—	56	17
Accretion of asset retirement obligation	24	48	73	172
Unrealized loss on natural gas derivatives	(2,126)	(2,013)	8,765	24,776
Unrealized loss (gain) on interest rate swaps	(212)	(210)	1,260	(986)
Changes in assets and liabilities:
(Increase) in accounts receivable	(1,687)	(8,914)	(3,366)	(12,049)
(Increase) in other assets	(64)	(1,743)	(30)	(5,647)
Increase in accounts payable and accrued expenses	257	1,673	1,339	1,640
Increase in other liabilities	2,379	2,631	3,168	5,164
(Decrease) increase in accrued interest payable	(6)	749	189	1,037

Net cash provided by (used in) operating activities	4,363	2,734	11,381	(33,927)

Cash flow from investing activities:
(Decrease) in property acquisition payable	—	—	(18,009)	—
Acquisition of natural gas and oil properties and related equipment	(5,045)	(121,322)	(45,131)	(148,420)
Purchases of property and equipment	(633)	(764)	(1,519)	(1,638)
Proceeds from sale of assets	314	82	334	115
(Increase) decrease in prepaid drilling cost	(94)	293	1,938	(73)
Purchase of equity investment	1	—	(15)	(4)

Net cash (used in) investing activities	(5,457)	(121,711)	(62,402)	(150,020)

Cash flow from financing activities:
Proceeds from notes payable	204	60,033	604	65,295
Principal payments on notes payable	(6)	(27)	(6)	(5,085)
Principal payment on credit facility	—	—	—	(75,605)
Proceeds from credit facility	—	68,000	30,805	210,000
Deferred financing fees	(121)	(965)	(236)	(1,805)

Net cash provided by financing activities	77	127,041	31,167	192,800

Net (decrease) increase in cash	(1,017)	8,064	(19,854)	8,853
Cash and equivalents
Beginning	3,205	2,977	22,042	2,188

Ending	$2,188	$11,041	$2,188	$11,041

Cash payments for interest	$772	$2,914	$1,960	$6,510

Linn Energy, LLC
Guidance Table
Linn Energy is providing the following guidance regarding financial and operating expectations for 2006.

	Q1 2006	FY 2006
Net production
Total (MMcfe)	1,900 - 2,000	8,500 - 8,600
Average daily production (MMcfe/d)	20.8 - 21.9	23.3 - 23.6

Percent hedged
Percent hedged (including puts) (1)	101% - 106%	95% - 96%
Percent hedged (excluding puts)	92% - 97%	86% - 87%

Expenses ($ in thousands)
Operating expenses:
LOE and other	$1,600 - $1,800	$6,700 - $6,800
Production taxes	700 - 800	2,600 - 2,700

Total operating expenses	2,300 - 2,600	9,300 - 9,500

General and administrative expenses (2)	1,000 - 1,100	5,000 - 5,200

Cash interest expense	2,700 - 2,800	10,500 - 10,700

Drilling ($ in thousands)
Wells drilled	24	139

Drilling capex	$5,900 - $6,100	$33,000 - $34,000
Average cost per operated well	245 - 255	245 - 255

Hedging summary
Swaps:
Volume (MMMBtu)	1,839	7,412
Price ($/MMMBtu)	$9.27	$9.26

Puts:
Volume (MMMBtu)	180	730
Price ($/MMMBtu)	$8.83	$8.83

Total:
Volume (MMMBtu)	2,019	8,142
Price ($/MMMBtu)	$9.23	$9.22

(1)	Linn Energy’s natural gas production has a high Btu content (positive 6%-11%), resulting in a premium to NYMEX natural gas prices. The Company hedges production based on Btu content.

(2)	Excludes one-time IPO success bonuses, which were paid out of net proceeds from the IPO.
These estimates are meant to provide guidance only and are subject to revision as the operating environment of the Company changes.